EXHIBIT 10.1

                            SECOND AMENDMENT TO LEASE
                    2975 STENDER WAY, SANTA CLARA, CALIFORNIA

THIS SECOND AMENDMENT TO LEASE (this "2nd Amendment") is made this 1st day of September, 1999 between the Morton and Jeanette Rude Trust, successor in interest to Morton Rude and to Crow-Spieker-French #43 (the "Landlord"), and Integrated Device Technology, Inc, a Delaware corporation, successor in interest to Synertek, a Delaware corporation, (the "Tenant").

         WHEREAS, Landlord and Tenant entered into a Lease dated August 1, 1979, (as amended, the "Lease"), for those certain premises located at 2975 Stender Way, Santa Clara, California (the "Premises"), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

         WHEREAS, Landlord and Tenant desire to modify the lease as provided herein.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

TERM: The term of this Lease shall be extended by a period of sixty (60) months beyond the currently scheduled expiration date of June 30, 2000 and revised effective January 1,2000. Unless otherwise modified by mutual written agreement or extended as provided herein this lease shall expire June 30, 2005.

RENT: Base Rent for the Premises shall be as follows:

      January 1, 2000 through June 30, 2001          $63,367.90 per month
      July 1, 2001 through June 30, 2002             $65,553.00 per month
      July 1, 2002 through June 30, 2003             $67,138.10 per month
      July 1, 2003 through June 30, 2004             $69,923.20 per month
      July 1, 2004 through June 30, 2005             $72,108.30 per month

TENANT IMPROVEMENTS: The Premises are to be taken in an "as-is" condition.

OPTION TO RENEW: Tenant shall, provided this Lease is in full force and effect and Tenant is not and has not been in default under any of the terms and conditions of this lease, have one (1) option to renew this lease for a term of five (5) years, for the Premises in an "as-is" condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:

         (1) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred seventy (270) days prior to the expiration of the then current term of this Lease, but no later than 5:00 p.m. (Pacific Standard Time) on the date which is one hundred eighty
              (180) days prior to the expiration of the then


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                            SECOND AMENDMENT TO LEASE
                    2975 STENDER WAY, SANTA CLARA, CALIFORNIA

              current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of this Lease.

         (2) The Base Rent in effect at the expiration of the then current term of this Lease shall be increased to reflect ninety-five percent (95%) of the current fair market rental for comparable space in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of this Lease which will remain constant, and the Building amenities, location, identity, quality, age, condition, term of lease, tenant improvements, services provided, and other pertinent items.

         (3) Landlord shall advise Tenant of the new Base Rent for the Premise for the applicable renewal term based on Landlord's determination of fair market rental value, no later than fifteen (15) days after receipt of notice of Tenant's exercise of its option to renew.

         (4) Landlord and Tenant shall negotiate in good faith to agree on the fair market rental value of the Premises and terms and conditions for the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate for the renewal term within thirty (30) days after notification by Landlord to Tenant of Landlord's determination of the new Base Rent for the renewal term, but in any event no later than the date which is ninety (90) days prior to the expiration of the then current term, then on or before such date Landlord and Tenant shall each appoint a licensed real estate broker with at least ten (10) year's experience in leasing R & D/industrial space in the area in which the Building is located to act as arbitrators. The two (2) arbitrators so appointed shall determine the fair market rental value for the Premises for the applicable renewal term based on the above criteria and each shall submit his or her determination of such fair market rental value to Landlord and Tenant in writing, within sixty (60) days after their appointment.

              If the two (2) arbitrators so appointed cannot agree on the fair market rental value for the applicable renewal term within such 60-day period, the two (2) arbitrators shall within five (5) days thereafter appoint a third arbitrator who shall be a licensed real estate broker with at lest ten (10) year's experience in leasing R & D/industrial space in the area in which the Building is located. The third arbitrator so appointed shall independently determine the fair market rental value for the Premises for the renewal term within thirty (30) days after appointment, by selecting from the proposals submitted by each of the first two arbitrators the one that most closely approximates the third arbitrator's determination of such


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                            SECOND AMENDMENT TO LEASE
                    2975 STENDER WAY, SANTA CLARA, CALIFORNIA

              fair market rental value. The third arbitrator shall have no right to adopt a compromise or middle ground or any modification of either of the proposals submitted by the first two arbitrators. The proposal chosen by the third arbitrator as most closely approximating the third arbitrator's determination of the fair market rental value shall constitute the decision and award of the arbitrators and shall be final and binding on the parties.

              Each party shall pay the fees and expenses of the arbitrator appointed by such party and one-half (1/2) of the fees and expenses of the third arbitrator.

              If either party fails to appoint an arbitrator, or if either of the first two arbitrators fails to submit his or her proposal of fair market rental value to the other party, in each case within the time periods set forth above, then the decision of the other party's arbitrator shall be considered final and binding.

              In the event the third arbitrator fails to present a fair market rental value within such 30-day period, then by mutual consent of the Landlord and Tenant:

                  (a)      the time period will be extended, or

                  (b) If either Landlord or Tenant do not wish to extend the time period, a fourth arbitrator shall be selected by the first two arbitrators and a new thirty (30) day period shall begin.

         (5) Notwithstanding anything to the contrary contained in this Paragraph, in no event shall the Base Rent for the renewal term be less than the Rent in effect in the last year of this second Amendment ($1.65 per square foot per month). In addition, Landlord shall have no obligation to provide or pay for any tenant improvements or brokerage commissions during any renewal term.

         (6) Tenant's right to exercise the option to renew under this Paragraph shall be conditioned upon Tenant occupying the entire Premises and the same not being occupied by any assignee, subtenant or licensee other than Tenant or its affiliate at the time of exercise of the option and commencement of the renewal term. Tenant's exercise of the option to renew shall constitute a representation by Tenant to Landlord that as of the date of exercise of the option and the commencement of the renewal term, Tenant does not intend to seek to assign this Lease in whole or in part, or sublet all or any portion of the Premises.


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                            SECOND AMENDMENT TO LEASE
                    2975 STENDER WAY, SANTA CLARA, CALIFORNIA

         (7) Any exercise by Tenant of any option to renew under this Paragraph shall be irrevocable. If requested by Landlord, Tenant agrees to execute a lease amendment or, at Landlord's option, the parties will negotiate and agree to a new lease for the Building, reflecting the foregoing terms and conditions, prior to the commencement of the renewal term. The option to renew granted under this Paragraph is/are not transferable; the parties hereto acknowledge and agree that they intend that each option to renew this Lease under this Paragraph shall be "personal" to the specific Tenant named in this Lease and that in no event will any assignee or sublessee have any rights to exercise such option to renew.

RENTAL VALUE INSURANCE: Tenant shall obtain and keep in force a policy in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full rent for one (1) year.

Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

         IN WITTNESS WHEREOF, the parties hereto have entered into this second Amendment as of the date first written above.

LANDLORD:                                TENANT:

Morton and Jeanette Rude Trust           Integrated Device Technology, Inc.,
                                         a Delaware corporation

By: Morton Rude
    Trustee

By:   /s/                                 By:   /s/
      -----------------                         ------------------
         Morton Rude                                Jerry Fielder

Its:  Trustee                             Its:  Vice President of Administration

Dated:   9/17/99                          Dated:   9/17/99
      -----------------                         ------------------


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